Exhibit D


                            EATON AND COTTRELL, P.A.
                                Attorneys At Law
                            1310 Twenty Fifth Avenue
                        Gulfport, Mississippi 39501-7748



                                December 10, 1999





Re:    Statement on Form U-1 of
       Mississippi Power Company
       (herein called the "Company")
       File No. 70-8737


Securities and Exchange Commission
Washington, DC  20549

Gentlemen:

       We have read the statement on Form U-1, as amended, referred to above and are furnishing this opinion with respect to the issuance of $9,400,000 aggregate principal amount of Revenue Bonds (as defined therein) for the benefit of the Company.

       We are of the opinion that:

         (a) the Company is validly organized and duly existing as a corporation under the laws of the State of Mississippi and is duly admitted to do business under the laws of the State of Alabama;

         (b) the transactions have been consummated in accordance with such statement on Form U-1, as amended;

         (c) all state laws applicable to the transactions have been complied with;

         (d) the Company's Note evidencing its obligations with respect to the Revenue Bonds is a valid and binding obligation of the Company in accordance with its terms; and

         (e) the consummation of such transactions did not violate the legal rights of the holders of any securities issued by the Company or any associate company thereof.




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Securities and Exchange Commission
December 10, 1999
Page 2



              We hereby give our written consent to the use of this opinion in connection with the above-mentioned statement on Form U-1, as amended, and to the filing thereof with the Commission at the time of the filing by the Company of its certificate of notification pursuant to Rule 24.

                                Very truly yours,

                              /s/Eaton & Cottrell, P.A.